Exhibit 99.1

Mitek Reports Third Quarter Fiscal 2014 Financial Results

•	Record quarterly revenue driven by Mobile Deposit®; achieved quarterly Non-GAAP profitability

•	Mobile Deposit® surpassed 2,500 banks, growing to 2,571 financial institutions now signed

•	20th patent issued for mobile imaging technology

SAN DIEGO – July 24, 2014 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com), the leading innovator of mobile imaging for financial transactions, today announced its financial results for the third quarter of fiscal 2014, which ended June 30, 2014.

“The continued popularity of our flagship Mobile Deposit solution drove revenue to a record $4.7 million, marking Mitek’s fourth consecutive quarter of revenue over $4 million. Alongside this progress, we have several exciting initiatives in motion, including pilots with major institutions for our Account Opening and Bill Pay solutions,” said James B. DeBello, president and CEO of Mitek. “These strong fundamentals, backed by mobile banking trends and the proliferation of smart devices, position Mitek well for future growth.”

Total revenue for the third quarter of fiscal 2014 was $4.7 million compared to total revenue of $3.9 million in the third quarter of fiscal 2013, driven by continued strong demand for Mitek’s Mobile Deposit product.

GAAP net income (loss) for the third quarter of fiscal 2014 was $(1.6) million, or $(0.05) per share, compared to GAAP net income (loss) of $(2.1) million, or $(0.08) per share, in the third quarter of fiscal 2013. Non-GAAP net income (loss) for the third quarter of fiscal 2014 was $0.1 million, or $0.00 per share, compared to non-GAAP net income (loss) of $(0.7) million, or $(0.02) per diluted share, in the third quarter of fiscal 2013.

Total operating costs and expenses for the third quarter of fiscal 2014 were $6.3 million compared to $5.9 million for the third quarter of fiscal 2013. The increase in total operating costs and expenses was primarily driven by continued investment in the business, as well as non-cash stock compensation expense and litigation expense related to the protection of the Company’s intellectual property.

Conference Call

Mitek management will host a conference call and live webcast for analysts and investors today at 2:00 p.m. PT (5:00 p.m. ET) to discuss the Company’s financial results.

To listen to the live conference call, parties in the United States and Canada should dial 888-296-4217, access code 1635008. International parties should call 719-325-2132 using access code 1635008. Please dial in approximately 15 minutes prior to the start of the call.

A live and archived webcast of the conference call will be accessible on the “Investor Relations” section of the Company’s website at www.miteksystems.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software.

About Mitek

Headquartered in San Diego, CA, Mitek (NASDAQ: MITK) is the leading innovator of mobile imaging for financial transactions. Mitek’s patented mobile photo technology automatically captures images of personal and financial documents and then extracts relevant data. This enables consumers to use the Camera as a Keyboard™ to reduce friction for mobile check deposit, account opening, bill payment, insurance quoting, and many other use cases. This innovative technology is licensed by more than 2,500 organizations and used by tens of millions of consumers enabling increased customer acquisition, retention and operational efficiency. www.miteksystems.com MITK-F

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects and market opportunities beyond the financial services market are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the launch of Mobile Deposit by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income (loss) per share that exclude stock compensation expenses and intellectual property litigation expenses. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of evaluating the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in the Company’s underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures the Company’s underlying business.

© 2014 Mitek Systems, Inc. All rights reserved. Mobile Photo Bill Pay®, Mobile Deposit®, Mobile Photo Account Opening™ and the Mitek Systems name and logo and are registered trademarks of Mitek Systems, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

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MITEK SYSTEMS, INC.

BALANCE SHEETS

	June 30, 2014	September 30, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,141,126	$23,294,456
Short-term investments	15,591,569	5,730,872
Accounts receivable, net	2,519,605	1,494,627
Other current assets	805,086	661,706

Total current assets	28,057,386	31,181,661
Long-term investments	1,623,696	—
Property and equipment, net	1,406,543	1,629,664
Other non-current assets	42,049	42,049

Total assets	$31,129,674	$32,853,374

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,594,378	$1,875,909
Accrued payroll and related taxes	1,586,725	1,455,487
Deferred revenue, current portion	3,602,456	2,335,532
Other current liabilities	145,380	151,536

Total current liabilities	6,928,939	5,818,464
Deferred revenue, non-current portion	361,200	511,125
Other non-current liabilities	677,011	795,043

Total liabilities	7,967,150	7,124,632

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 30,481,168 and 30,361,442 issued and outstanding, respectively	30,481	30,361
Additional paid-in capital	59,158,324	56,431,640
Accumulated other comprehensive loss	2,735	1,838
Accumulated deficit	(36,029,016)	(30,735,097)

Total stockholders’ equity	23,162,524	25,728,742

Total liabilities and stockholders’ equity	$31,129,674	$32,853,374

MITEK SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2014	2013	2014	2013
Revenue
Software	$3,176,686	$2,694,220	$9,468,663	$7,439,804
Maintenance and professional services	1,483,038	1,187,807	4,137,723	2,976,150

Total revenue	4,659,724	3,882,027	13,606,386	10,415,954

Operating costs and expenses
Cost of revenue-software	293,877	240,053	787,544	586,915
Cost of revenue-maintenance and professional services	313,709	229,392	839,953	639,617
Selling and marketing	1,810,084	1,461,897	5,607,559	4,143,346
Research and development	1,589,521	1,976,020	4,745,723	5,020,127
General and administrative	2,302,973	2,032,316	6,968,419	5,849,052

Total costs and expenses	6,310,164	5,939,678	18,949,198	16,239,057

Operating loss	(1,650,440)	(2,057,651)	(5,342,812)	(5,823,103)

Other income (expense), net
Interest and other expense, net	(1,545)	(1,986)	(4,821)	(5,117)
Interest income, net	19,479	7,578	55,940	24,044

Total other income (expense), net	17,934	5,592	51,119	18,927

Loss before income taxes	(1,632,506)	(2,052,059)	(5,291,693)	(5,804,176)
Provision for income taxes	(95)	—	(2,226)	(800)

Net loss	$(1,632,601)	$(2,052,059)	$(5,293,919)	$(5,804,976)

Net loss per share - basic and diluted	$(0.05)	$(0.08)	$(0.17)	$(0.22)

Shares used in calculating net loss per share - basic and diluted	30,481,168	27,109,787	30,451,058	26,534,357

MITEK SYSTEMS, INC.

NON-GAAP NET INCOME (LOSS) RECONCILIATION

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2014	2013	2014	2013
Loss before income taxes	$(1,632,506)	$(2,052,059)	$(5,291,693)	$(5,804,176)
Add back:
Intellectual property litigation expenses	848,926	712,660	2,587,483	1,693,692
Stock compensation expense	922,848	685,633	2,667,969	2,045,767

Non-GAAP income (loss) before income taxes	139,268	(653,766)	(36,241)	(2,064,717)
Non-GAAP provision for income taxes	(95)	—	(2,226)	(800)

Non-GAAP net income (loss)	$139,173	$(653,766)	$(38,467)	$(2,065,517)

Non-GAAP net income (loss) per share - diluted	$0.00	$(0.02)	$(0.00)	$(0.08)

Shares used in calculating non-GAAP net income (loss) per share - diluted	31,057,905	27,109,787	30,451,058	26,534,357

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Mitek Contact:

Peter Salkowski

Managing Director, The Blueshirt Group

ir@miteksystems.com

858-309-1780